UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2010

Towers Watson & Co.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34594	27-0676603
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

875 Third Avenue New York, NY
10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 725-7550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On September 9, 2010, Towers Watson & Co. (the “Company”) held a special meeting of stockholders. The final voting results for the meeting are as follows:

1.	The Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to eliminate the restriction on the number of shares of Class B Common Stock that the Company’s Board of Directors can convert into shares of Class A Common Stock, as set forth below.

Class B stockholders approved the amendment as follows:

Class B votes for:	18,287,059
Class B votes against:	59,307
Class B abstentions:	13,640
Class B broker non-votes:	0

Class A and Class B stockholders approved the amendment as follows:

Class A and Class B votes for:	51,917,079
Class A and Class B votes against:	377,337
Class A and Class B abstentions:	79,141
Class A and Class B broker non-votes:	0

Item 8.01	Other Events.

On September 13, 2010, the Company filed a preliminary prospectus with the Securities and Exchange Commission in connection with a proposed secondary public offering of its Class A Common Stock. A copy of the press release announcing the filing of the preliminary prospectus is filed as an exhibit to and incorporated by reference into this report.

Item 9.01	Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Towers Watson & Co. press release dated September 13, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWERS WATSON & CO.

Dated: September 15, 2010	By:	/S/ NEIL D. FALIS
	Name:	Neil D. Falis
	Title:	Assistant Secretary

Exhibit Index

Exhibit No.	Description of Exhibit

99.1	Towers Watson & Co. press release dated September 13, 2010.